UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

September 18, 2014

MACKENZIE REALTY CAPITAL INC.
 (Exact name of registrant as specified in its charter)

Maryland	000-55006	45-4355424
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 School Street Moraga, California	94556
(Address of principal executive offices)	(Zip Code)

(925) 631-9100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On September 18, 2014, MacKenzie Realty Capital, Inc., a Maryland corporation (the “Company”), held a special meeting of stockholders. At the special meeting, the Company’s stockholders granted the Company authority to sell its common shares for less than net asset value in its initial public offering, subject to the conditions outlined in the Company’s Proxy Statement filed with the Securities and Exchange Commission on September 5, 2014.

The voting results for the proposal were as follows (a) the proposal received the affirmative vote of a majority of the shares of common stock of the Company (the “Common Shares”) outstanding on the record date, and (b) the proposal received the affirmative vote of a majority of the Common Shares outstanding on the record date and present at the meeting which were not held by “affiliated persons” of the Company (the “Unaffiliated Common Shares”).  At least 67% of the Common Shares present at the Special Meeting voted in favor and more than 50% of the outstanding Common Shares were present or represented by proxy.  732,717 Common Shares were cast in favor of the proposal, or 68% of all outstanding Common Shares; 1,500 Common Shares were cast against the proposal, or 0.14% of all outstanding Common Shares, and there were no abstentions.  The proposal received the vote of 75% of all Unaffiliated Common Shares present at the meeting.

ITEM 8.01	Other Events.

The Company will hold its 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) on November 5, 2014 at 1:30 pm Pacific Time at the Company’s offices at 1640 School Street, Moraga, California.

Because the Company did not hold an annual meeting in 2013, the Company has established the deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2014 Annual Meeting.  In order to be considered for inclusion, such proposals must be received in writing by the Company before 5:00 p.m. Pacific Time on October 2, 2014.

Proposals must also comply with the applicable requirements of Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials and other applicable laws.  The October 2, 2014, deadline will also apply in determining whether notice of a stockholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c)(1) of the Exchange Act.

Additionally, in order for a stockholder to bring business before the 2014 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a director, it must provide timely notice within the applicable time period set forth in the advance notice provisions of the Company’s Bylaws (the “Bylaws”).  The Bylaws provide that the Secretary of the Company must receive written notice at the principal executive offices of the Company no earlier than 150 days prior to the date of the 2014 Annual Meeting (June 3, 2014) and no later than 10 days following the date of the press release announcing the date of the 2014 Annual Meeting (October 3, 2014), and the stockholder must otherwise comply with the requirements set forth in the Bylaws.  The Secretary of the Company must receive written notice of any proposal to bring business before the 2014 Annual Meeting before 5:00 p.m. Pacific Time on October 3, 2014.

Any stockholder proposal for inclusion in the Company’s proxy materials, notice of proposed business to be brought before the 2014 Annual Meeting, or director nomination should be sent to the Company’s Secretary at the Company’s principal executive offices located at 1640 School Street, Moraga, California 94556.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: September 24, 2014	By:	/s/ Chip Patterson
Chip Patterson
Secretary